UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2009

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

As previously reported, on September 30, 2009, NorthWestern Corporation (the “Company”) entered into a purchase agreement under which it agreed to sell $55,000,000 aggregate principal amount of 5.71% First Mortgage Bonds (the “Offered Securities”) due October 15, 2039, to certain purchasers in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Offered Securities were issued in a transaction exempt from the registration requirements of the Securities Act and have not been registered under the Securities Act, and will not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

On October 15, 2009, the Company entered into a Twenty-eighth Supplemental Indenture (the “Supplemental Indenture”) between the Company and The Bank of New York Mellon (formerly The Bank of New York) and Ming Ryan, as trustees (the “Trustees”), the Offered Securities were issued and the sale transaction was closed.

The Offered Securities are governed by the terms of the Mortgage and Deed of Trust dated as of  October 1, 1945, as amended and supplemented, between the Company and the Trustees and the Supplemental Indenture (collectively, the “Indenture”).  The Offered Securities will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the Indenture.

The Offered Securities will mature on October 15, 2039.  The Company may redeem some or all of the Offered Securities at any time at its option prior to maturity at a make-whole price as described in the Supplemental Indenture.

The Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the Offered Securities, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the Trustees may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.

The Company will use the entire net proceeds from the Offered Securities to pay a portion of the costs of the proposed Mill Creek generation project and/or fund future capital expenditures.  Expenses related to this offering are estimated to be approximately $500,000, including legal and accounting expenses.

The Indenture will be filed as an exhibit to the Company’s next Quarterly Report on Form 10-Q.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Miggie E. Cramblit
Miggie E. Cramblit
Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer

Date: October 21, 2009